Exhibit 2

Execution Version

This LETTER AGREEMENT (this “Agreement”), dated as of June 17, 2019 (the “Effective Date”), is entered into by and between Ripple Labs Inc., a Delaware corporation (“Ripple”) and the other persons whose names appear on the signature pages hereto (collectively, “THL”). The parties to this Agreement are hereby referred to as the “Parties” and each, a “Party.”
RECITALS:
1.          On the Effective Date, MoneyGram International, Inc., a Delaware corporation (the “Company”) entered into that certain Securities Purchase Agreement (the “SPA”) with Ripple.
2.          The SPA contemplates that, subject to certain conditions, in the event the board of directors of the Company (the “Company Board”) decides to increase the number of directors on the Company Board, the Company shall strongly consider in good faith adding a designee of Ripple to the Company Board (a “Ripple Director”).
3.          It is contemplated by the Parties that, in the event a Ripple Director is appointed to the Company Board, THL and Ripple will enter into a customary voting and support agreement, pursuant to which THL would agree to vote its Equity Securities (as defined in the SPA) in favor of the Ripple Director (the “THL Voting Agreement”).
4.          The Parties desire to enter into this Agreement to memorialize their understanding with respect to the THL Voting Agreement and certain other matters set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties hereby agree as follows:
ARTICLE I
VOTING AGREEMENT
Section 1.1          THL Voting Agreement.  In the event a Ripple Director is appointed to the Company Board, THL and Ripple shall enter into the THL Voting Agreement, pursuant to which THL will agree to vote its Equity Securities, and will cause any of its controlled Affiliates (as defined in the SPA) who own Equity Securities to vote such Equity Securities, in favor of such Ripple Director at each meeting of stockholders of the Company at which such Ripple Director is nominated for election; provided, that, the voting and support obligations set forth therein shall only be effective if and so long as Ripple has the right to designate a Ripple Director pursuant to the SPA; and provided, further, that the voting and support obligations set forth therein shall terminate upon THL and its affiliates ceasing to own, in the aggregate, 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934.
ARTICLE II
MISCELLANEOUS
Section 2.1          Termination.  This Agreement may be terminated at any time by mutual written consent of THL and Ripple.

Section 2.2          Amendment.  This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both THL and Ripple.
Section 2.3          Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto.
Section 2.4          Waiver.  Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing signed by the Person (as defined in the SPA) exercising such waiver.
Section 2.5          Successors and Assigns.  Neither Party may assign its rights or obligations under this Agreement without the written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of THL and Ripple and their respective successors and permitted assigns.
Section 2.6          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 2.7          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of laws principles thereof that would cause the application of the Laws (as defined in the SPA) of any jurisdiction other than the State of Delaware).
Section 2.8          Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the Effective Date.
RIPPLE:

RIPPLE LABS INC.

By:	/s/ Brad Garlinghouse
	Name:	Brad Garlinghouse
	Title:	CEO

Signature Page to Letter Agreement

THL:

THOMAS H. LEE EQUITY FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

GREAT-WEST INVESTORS, L.P.
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

Signature Page to Letter Agreement

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III, LLC
By: Putnam Investments Holdings, LLC, its managing member
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

THL OPERATING PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

THL EQUITY FUND VI INVESTORS (MONEYGRAM), LLC
By: THL Equity Fund Advisors, LLC, its manager
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

Signature Page to Letter Agreement

THL MANAGERS VI, LLC
By: Thomas H. Lee Partners, L.P., its managing member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Ganesh B. Rao
	Name:	Ganesh B. Rao
	Title:	Managing Director

Signature Page to Letter Agreement